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                                                                   EXHIBIT 10.43

                                REVOLVING NOTE                       $540,000.00

January 31, 1997

          FOR VALUE RECEIVED, the undersigned, Forever Yours, Inc., a California corporation (the "Maker"), hereby promises to pay to the order of Hasco International, Inc., a Missouri corporation (the "Lender"), the principal sum of Five Hundred and Forty Thousand Dollars and No Cents ($540,000.00), or, if less, the aggregate unpaid principal amount of all advances made to the Maker by the Lender pursuant to Section 2.1 of the Loan Agreement, dated as of January 31, 1997, as the same may be amended, modified, restated or supplemented from time to time (the "Loan Agreement"), among the Maker, the Lender and Styles On Video, Inc., in lawful money of the United States of America in immediately available funds, at such times as specified in the Loan Agreement. The Maker also agrees to pay interest on the principal amount hereof from time to time outstanding, in lawful money of the United States of America in immediately available funds, at a rate or rates per annum and payable on such dates and for such periods as determined pursuant to the terms of the Loan Agreement.

          The Maker promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Loan Agreement.

          The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by the Loan Agreement. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          The date, amount and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be recorded by such holder in its internal records and, prior to any transfer of this Note, endorsed by the holder on the schedule attached hereto or any continuation thereof; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Note and the Loan Agreement.

          This Note is secured by and entitled to the benefits of the Security Agreement (as defined in the Loan Agreement).

                                  FOREVER YOURS, INC.


                                  By: /s/ K. Eugene Shutler
                                      ---------------------------
                                  Name: K. Eugene Shutler
                                  Title: Chairman & C.E.O

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                              Loans and Payments
                              ------------------

                                           Unpaid
                          Payments of    Principal       Name of
           Amount and     Principal or   Balance of   Person Making
Date      Date of Loan      Interest        Note        Notation
-------   ------------    ------------   ----------   -------------

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